(a)(10.2)

                        RESOLUTIONS APPROVING AMENDMENTS
                     TO THE AIR PRODUCTS AND CHEMICALS, INC.
                       1997 ANNUAL INCENTIVE PLAN AND THE
                        AIR PRODUCTS AND CHEMICALS, INC.
             SUPPLEMENTARY SAVINGS PLAN (COLLECTIVELY, THE "PLANS")


     WHEREAS, the Air Products and Chemicals, Inc. 1997 Annual Incentive Plan ("Annual Incentive Plan") provides that, at the direction of the Committee, deferred compensation under such Plan shall be paid in cash and earn interest based on a rate determined by the Committee, or be paid in Air Products and Chemicals, Inc. common stock ("Common Stock") and be credited with earnings equal to dividends paid on such Common Stock during the deferral period ("Dividend Equivalents"); and

     WHEREAS, the Air Products and Chemicals, Inc. Supplementary Savings Plan ("Supplementary Savings Plan") provides that deferred compensation under such Plan shall be paid in cash and credited with interest at the rate applicable under the Annual Incentive Plan; and

     WHEREAS, it has been recommended to the Committee, by the Employee Benefit Plans Committee with respect to the Supplementary Savings Plan and the appropriate officers of the Company with respect to the Annual Incentive Plan, that the Plans be amended to allow participants a choice of having amounts such participants have elected to defer under the Plans either irrevocably credited to a hypothetical account deemed to be invested in Common Stock which will be credited with Dividend Equivalents and payable in Common Stock, or credited to a hypothetical account earning interest at a rate determined by the Committee and payable in cash;

     NOW THEREFORE, BE IT RESOLVED, that the Plans shall be amended to provide participants with the right to elect whether amounts elected to be deferred by them under the Plans are credited to (a) a hypothetical account which shall earn interest at a rate determined by the Committee and shall be payable to the participant in cash at such times as provided under the Plans, or (b) a hypothetical account deemed to be invested in Common Stock, which shall earn Dividend Equivalents and be payable to the

Participant in shares of Common Stock at such times as provided under the Plans; provided that, amounts which a participant elects to have credited to the
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interest bearing account and earnings credited to such account may, at such times as the Plan shall provide, be redirected to the account deemed to be invested in Common Stock, but amounts credited to the account deemed to be invested in Common Stock may not thereafter be redirected to the interest bearing account; and it is

     RESOLVED FURTHER, that the proper officers of the Company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute and deliver such instruments, documents and certificates and to do and perform such other acts and things as may be necessary or appropriate to accomplish the amendment of the Plans as aforesaid, and to carry out the intent and accomplish the purpose of these resolutions, including, without limitation, making such amendments and other revisions in, or restatement of, the Plans and the texts thereof as may be required, in their discretion and upon advice of counsel to the Company, to (a) effect the foregoing amendments, (b) facilitate the engagement of an outside provider to perform recordkeeping services for the Plans as amended and (c) for compliance with applicable law.


                                       APCI MANAGEMENT DEVELOPMENT
                                       AND COMPENSATION COMMITTEE
                                       17 NOVEMBER 1999